                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Puerto Rican Cement Co. Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                            PUERTO RICAN CEMENT COMPANY, INC.

                             -------------------------------

                         NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                       MAY 1, 2002

                             -------------------------------

     The annual meeting of stockholders of Puerto Rican Cement Company, Inc. (the "Company") will be held at the office of the Company, Amelia Industrial Park, Guaynabo, Puerto Rico, on Wednesday, May 1, 2002 at 10:00 A.M. Atlantic Standard Time. At the meeting, the shareholders will consider and act upon the following proposals:

          1. The election of five Class III directors for a term of three years and until election and qualification of their successors.

          2. The transaction of such other business as may lawfully come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on March 14, 2002 are entitled to notice of, and to vote at, the meeting.

     It is important that your stock be represented at the meeting. If you do not expect to be present, you are urged to date, sign and mail promptly the enclosed proxy card. For your convenience, we have enclosed a self-addressed envelope to which no postage need be affixed if mailed in the United States or Puerto Rico.

     The Company's executive office is located in Guaynabo, Puerto Rico. Its mailing address is P.O. Box 364487, San Juan, Puerto Rico 00936-4487. It is anticipated that the proxy materials will be mailed to stockholders on or about March 28, 2002.

                                           By Order of the Board of Directors

                                           Etienne Totti Del Valle
                                           Secretary
Guaynabo, Puerto Rico
March 28, 2002

                       PUERTO RICAN CEMENT COMPANY, INC.
                             ---------------------

                                PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 2002

                             ---------------------

     The enclosed proxy is being solicited by the Board of Directors of the Company (the "Board") for the annual meeting of stockholders to be held on May 1, 2002 (the "Annual Meeting"). This proxy statement and the accompanying Notice of Annual Meeting of Stockholders and proxy card are being mailed to stockholders on or about March 28, 2002. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone or other means by the Company's regular employees or by employees of a proxy solicitor retained by the Company. If the proxy is executed and returned in time for voting, the shares represented thereby will be voted. Stockholders have the right to revoke their proxies at any time prior to the time their shares are actually voted. If revocation is made by mail, it should be sent to Jose O. Torres, Assistant Secretary, Puerto Rican Cement Company, Inc., P.O. Box 364487, San Juan, Puerto Rico 00936-4487.

     The Company will pay the cost of solicitation of proxies. The Company has retained the services of Georgeson & Co., Inc., New York, New York, to assist in the solicitation of proxies at a cost of $6,500.00. Brokers, nominees and other similar record holders will be requested to forward proxies and proxy materials to the beneficial owners of the shares and will be reimbursed by the Company for their expenses.

                               VOTING SECURITIES

     As of March 14, 2002, the Company had 5,148,474 shares of Common Stock, par value $1.00 per share outstanding (exclusive of 851,526 treasury shares). Each outstanding share of Common Stock is entitled to one vote. Only stockholders of record as of the close of business on March 14, 2002 are entitled to notice of, and to vote at, the meeting. For information regarding principal holders of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management" below.

                             ELECTION OF DIRECTORS

     The current Class I directors are Waldemar Del Valle Armstrong, Luis A. Ferre Rangel, Oscar A. Blasini, Miguel A. Nazario, and Hector Del Valle. The current Class II directors are Rosario J. Ferre, Federico F. Sanchez, Jorge L. Fuentes, Juan A. Albors and Angel O. Torres. The current Class III directors are Alberto M. Paracchini, Jose J. Suarez, Antonio Luis Ferre Rangel, Emilio Venegas Vilaro and Maria Lorenza Ferre Rangel. Mr. Antonio Luis Ferre resigned from the Board of Directors of the Company effective May 2001. Maria Lorenza Ferre Rangel was elected at the 2001 Shareholders Meeting to occupy this vacancy. Each class serves a three-year term, which terms are currently set to expire on the date of the respective year's annual meetings as follows: Class I in year 2003, Class II in year 2004 and Class III in 2002.

     It is anticipated that each proxy will be voted for the individual nominees for the Class III directors named below, unless authority is withheld to vote for all or any of such individuals as indicated on the proxy card. The names of the nominees for Class III directors are Alberto M. Paracchini, Jose J. Suarez, Antonio Luis Ferre Rangel, Emilio Venegas Vilaro and Maria Lorenza Ferre Rangel. All nominees are current directors of the Company.

     Pursuant to the Company's By-Laws, the election of any director requires an affirmative vote of a majority of the shares of the Company's Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote.

     The persons appointed by the Company to act as election inspectors for the meeting will count votes cast by proxy or in person at the Annual Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will have no impact on the election of directors; however, abstentions will constitute a vote "against" any proposal. "Broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and with respect to which the broker or nominee does not have discretionary power to vote on a particular matter) will be treated as present for purposes of determining a quorum but "broker non-votes" will have no impact on the election of directors and will not constitute a vote "for" or "against" any proposal.

     Each Class III director elected at this meeting will serve from the time of election and qualification until the third annual meeting following election and until a successor is elected and qualified. If any nominee is unable to serve as a director, an event that the Company does not now anticipate, the proxy will be voted for a substitute nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE CLASS III DIRECTOR NOMINEES NAMED ABOVE.

             INFORMATION ABOUT DIRECTORS AND NOMINEES FOR DIRECTOR

     The following tables set forth certain information concerning the directors of the Company.

                               CLASS I DIRECTORS

                                        SERVED AS
                                        DIRECTOR    POSITION WITH THE COMPANY, PRESENT PRINCIPAL OCCUPATION AND
                NAME              AGE     SINCE                THE PAST FIVE-YEAR EMPLOYMENT HISTORY
                ----              ---   ---------   -----------------------------------------------------------
    Waldemar Del Valle Armstrong  49      1997      Attorney at law; Partner of Parra, Del Valle & Limeres (law
                                                    firm) since 1982; Director of Hospital Damas (non-profit
                                                    hospital) since 1996; Director of Damas Foundation, Inc.
                                                    (non-profit institution) since 1999; Secretary of the Board of Directors of El Dia, Inc.(newspaper publishing group)
                                                    since 1998.
    Oscar A. Blasini              65      1975      President of G.B. Investments, Inc. (real estate
                                                    development and investment company) since 1981.
    Miguel A. Nazario             54      1994      President of the Board of Directors and Chief Executive
                                                    Officer of the Company since May 2001; President and Chief
                                                    Executive Officer of the Company from January 1995 through
                                                    April 2001 and Vice President from August 1994 through
                                                    December 1994; President of the Puerto Rico Manufacturer's
                                                    Association from November 1998 to September 2000.
    Hector Del Valle              64      1987      Vice Chairman of the Board of the Company since January 1,
                                                    1995; President of the Company from 1988 to December 1994.

                                        SERVED AS
                                        DIRECTOR    POSITION WITH THE COMPANY, PRESENT PRINCIPAL OCCUPATION AND
                NAME              AGE     SINCE                THE PAST FIVE-YEAR EMPLOYMENT HISTORY
                ----              ---   ---------   -----------------------------------------------------------
    Luis Alberto Ferre Rangel     35      1996      Director of El Nuevo Dia newspaper since 1999, Co-Director from 1996 to 1999, Business Editor from 1995 to 1996,
                                                    Assistant News Editor from 1994 to 1995 and Reporter from
                                                    February 1990 to July 1994; Member of the Board of
                                                    Directors of El Dia, Inc. (newspaper publishing group);
                                                    (adult son of Antonio Luis Ferre, nephew of Rosario J.
                                                    Ferre and brother of Antonio L. Ferre Rangel and Maria
                                                    Lorenza Ferre Rangel).

                               CLASS II DIRECTORS

                                        SERVED AS
                                        DIRECTOR    POSITION WITH THE COMPANY, PRESENT PRINCIPAL OCCUPATION AND
                NAME              AGE     SINCE                THE PAST FIVE-YEAR EMPLOYMENT HISTORY
                ----              ---   ---------   -----------------------------------------------------------
    Rosario J. Ferre              63      1992      Writer and Journalist; Second Vice President since 1983 and
                                                    Director since 1960 of Luis A. Ferre Foundation, Inc. and
                                                    Ponce Museum of Art (non-profit foundations) (adult
                                                    daughter of Luis A. Ferre, sister of Antonio Luis Ferre and aunt of
                                                    Luis A. Ferre Rangel, Antonio Luis Ferre Rangel and Maria
                                                    Lorenza Ferre Rangel).
    Federico F. Sanchez           60      1982      President of Federico F. Sanchez and Company, Inc. (real
                                                    estate consulting company) since 1977; President of
                                                    Interlink Group, Inc. (real estate consultants, brokers and developers) since 1986.
    Jorge L. Fuentes              53      1984      Chairman of the Board and Chief Executive Officer of
                                                    Gabriel Fuentes, Jr. Construction Company, Inc. (general
                                                    contractors) since 1986; Chairman of the Board, Chief
                                                    Executive Officer and Director of Fuentes Concrete Pile,
                                                    Inc. (manufacturers of concrete pile foundations) since
                                                    1986; Director of The Bank and Trust of Puerto Rico
                                                    (commercial bank and trust) since 1988; Director of V.
                                                    Suarez Investment (investment company) since 1998.
    Juan A. Albors                65      1986      Chairman and President of Albors Development Corp. and
                                                    affiliates (real estate developers and investors) since
                                                    1977; Director of Banco Popular de Puerto Rico (commercial bank) since 1991; Director of Banco de Ponce (commercial
                                                    bank) from 1984 to 1990; President and CEO of Government
                                                    Development Bank for Puerto Rico from 1973 to 1975.
    Angel O. Torres               47      1999      President and Director of Bacardi Corp. (beverage and
                                                    liquor producer & distributor) since 1997; Senior
                                                    Vice-President and General Manager of Bacardi -- Martini
                                                    Caribbean Corp. from January 1995 to December 1996;
                                                    Director of Ponce Museum of Art since 2001 (non-profit
                                                    institution).

                        CLASS III DIRECTORS AND NOMINEES

                                        SERVED AS
                                        DIRECTOR    POSITION WITH THE COMPANY, PRESENT PRINCIPAL OCCUPATION AND
                NAME              AGE     SINCE                THE PAST FIVE-YEAR EMPLOYMENT HISTORY
                ----              ---   ---------   -----------------------------------------------------------
    Alberto M. Paracchini         69      1968      Vice Chairman of the Board of the Company since 1968;
                                                    Chairman of the Board and Chief Executive Officer from 1983 to 1990 and President from 1980 to 1990 of Banco de Ponce
                                                    (commercial bank); Director of Popular, Inc. (bank holding company) and Banco Popular de Puerto Rico (commercial bank)
                                                    from 1991 to present; Director of Equus Management Company,
                                                    Inc. and Equus Entertainment Corporation since August 1994;
                                                    Director of Venture Capital Fund, Inc. since March 1994.
    Emilio Venegas Vilaro         47      2000      President of Venegas Construction Corporation (construction company) since 1990; Secretary of Sanson Corporation
                                                    (aggregates supplier) since 1983; Director of Damas
                                                    Foundation (non-profit institution) since 1999.
    Jose J. Suarez                66      1989      Consultant to the Company since January 1996; Executive
                                                    Vice President in Charge of Operations of the Company from
                                                    1988 to 1995 and Senior Vice President -- Operations of the
                                                    Company from 1983 to 1987; Director of Scotiabank de Puerto
                                                    Rico (commercial bank) from February 1992 to January 1997.
    Antonio Luis Ferre Rangel     35      1993      President and Chief Operations Officer since May 2001 and
                                                    Senior Corporate Vice President of the Company from
                                                    February 1999 to April 2001; Executive Vice President of
                                                    the Company from February 1998 to January 1999; Vice
                                                    President -- Operations and Strategic Planning of the
                                                    Company from January 1996 to January 1998; Vice
                                                    President -- Strategic Planning of the Company from 1994 to
                                                    1995; Assistant Plant Manager of the Company from 1992 to
                                                    1994; Director of Centros Sor Isolina Ferre (charitable
                                                    institution) and El Nuevo Dia newspaper since November 1992
                                                    (adult son of Antonio Luis Ferre, nephew of Rosario J.
                                                    Ferre and brother of Luis A. Ferre Rangel and Maria Lorenza
                                                    Ferre Rangel).
    Maria Lorenza Ferre Rangel    32      2001      Corporate Sales and Marketing Director of Grupo Ferre
                                                    Rangel (holding company) since February 2001; Assistant
                                                    General Manager from July 1999 to February 2001 and
                                                    Marketing Manager from 1997 to July 1999 of Primera Hora
                                                    newspaper; Chairman of the Advisory Council for the
                                                    Conservation Trust of Puerto Rico (non-profit trust);
                                                    Director of the Center for the New Economy and the San
                                                    Jorge Children Hospital Research Foundation (non-profit
                                                    institution); Director of El Nuevo Dia newspaper; (adult
                                                    daughter of Antonio Luis Ferre, niece of Rosario J. Ferre, sister of Luis A. Ferre Rangel and Antonio Luis Ferre
                                                    Rangel).

              INFORMATION ABOUT EXECUTIVE OFFICERS OF THE COMPANY

     Except as otherwise provided in this proxy statement, the information required by Item 401 of Regulation S-K with respect to executive officers of the Company is contained in the Company's Form 10-K for the fiscal year ended December 31, 2001. Such information is contained in Part 1 of the Company's Form 10-K in the section entitled "Executive Officers of the Company," and is incorporated herein by reference.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following persons or institutions beneficially own 5% or more of the outstanding shares of the Company's Common Stock.

NAME                                                        NUMBER OF SHARES   PERCENTAGE
----                                                        ----------------   ----------
Antonio Luis Ferre                                            1,079,924(1)         20.98%(1)
P.O. Box 9066590
San Juan, Puerto Rico 00936-6590
Luis A. Ferre                                                   753,834(2)         14.64%(2)
P.O. Box 6108
San Juan, Puerto Rico 00936
Herman Ferre Roig                                               564,540(3)         10.97%(3)
Hato Rey Tower
Floor 18, Suite 1804
Ave. Munoz Rivera 268
Hato Rey, Puerto Rico 009l9
Charles M. Royce                                                542,900(4)         10.54%(4)
Royce & Associates, Inc.
Royce Management Company
1414 Avenue of the Americas
New York, New York 10019
Private Capital Management, Inc.                                470,232(5)          9.13%(5)
8889 Pelican Bay Blvd., Ste 500
Naples, Florida 34108
T. Rowe Price Associates, Inc.                                  436,800(6)          8.48%(6)
T. Rowe Price Small Cap
Value Fund, Inc.
100 East Pratt Street
Baltimore, Maryland 21202

---------------

(1) Includes 286,654 shares (5.57%) of the Company's outstanding Common Stock held by Ferre Investment Fund, Inc., a Puerto Rico corporation wholly owned by Antonio Luis Ferre, his spouse and five adult children. Of this amount, Antonio Luis Ferre Rangel, Luis Alberto Ferre Rangel and Maria Lorenza Ferre Rangel, adult children of Antonio Luis Ferre and also directors of the Company, each claim economic beneficial ownership of 28,092 shares (0.55%). Antonio Luis Ferre has voting and dispositive power with respect to all of the shares owned by Ferre Investment Fund, Inc. and claims economic beneficial ownership of 146,194 shares (2.84%). Antonio Luis Ferre's total also includes 658,976 shares (12.80%) of the Company's outstanding Common Stock held by El Dia, Inc., a Puerto Rico corporation. Ferre Investment Fund, Inc. owns 90.17% of the shares of El Dia, Inc. Of the shares owned by El Dia, Inc., Antonio Luis Ferre Rangel, Luis Alberto Ferre Rangel and Maria Lorenza Ferre Rangel each claim beneficial ownership of 58,232 shares (1.13%). Antonio Luis Ferre has voting and dispositive power with respect to the total number of shares owned by El Dia, Inc. and claims economic beneficial ownership of 303,043 shares (5.89%). In addition, Antonio Luis Ferre has voting and investment power through his 25% ownership interest in South Management Corporation, by which he owns and controls 134,294 shares. Luis A. Ferre and Rosario J. Ferre have 50% and 25% ownership interests, respectively, in South Management Corporation, which owns a total of 537,174 shares (10.43%) of the Company's Common Stock.
(2) As of March 14, 2002, Luis A. Ferre (father of Antonio Luis Ferre and Rosario J. Ferre), while not directly owning of record any shares of the Company's outstanding Common Stock, had indirect sole voting and dispositive power with respect to 485,247 shares (9.43%) of the Company's Common Stock through The Luis A. Ferre Foundation, Inc. (the "Foundation"), a charitable institution. Mr. Ferre, as President of the Foundation, votes the Common Stock owned by the Foundation. In addition, Luis A. Ferre has voting and investment power with respect to 268,587 shares (5.22%) through his 50% ownership interest in South Management Corporation. Antonio Luis Ferre and Rosario J. Ferre each have a 25% ownership interest in South Management Corporation, which owns a total of 537,174 shares (10.43%) of the Company's Common Stock.
(3) As of March 14, 2002, Herman Ferre Roig (a first cousin of Antonio Luis Ferre and Rosario J. Ferre) owned directly 94,866 shares (1.84%) of the outstanding Common Stock of the Company. In addition, Herman Ferre Roig and his wife and children have an economic interest in 469,674 shares (9.12%) of the Company's Common Stock held of record by Brim Incorporado, a Puerto Rico corporation, as a result of their 100% ownership interest in Brim Incorporado. Mr. Ferre Roig has sole voting and dispositive power with respect to the shares held by Brim Incorporado.
(4) As of February 7, 2002, Charles M. Royce, a U.S. citizen, and Royce & Associates, Inc. ("Royce"), an investment adviser and a New York corporation, respectively, as a group were the beneficial owners of 542,900 shares (10.54%) of the Company's Common Stock. Charles M. Royce is deemed to be a controlling person of Royce, which has sole dispositive and voting power regarding these shares. Mr. Royce disclaims beneficial ownership of the shares held by Royce.
(5) As of February 15,2002, Private Capital Management, Inc. ("PCM"), an investment adviser and a Florida corporation, was the beneficial owner of 470,232 shares (9.13%) of the Company's outstanding common stock. Mr. Bruce
    S. Sherman is CEO and Gregg J. Powers is President of PCM. In these capacities, Messrs. Sherman and Powers exercise shared dispositive and voting power with respect to shares held by PCM's clients and managed by PCM. Messrs. Sherman and Powers disclaim beneficial ownership for the shares held by PCM's clients and disclaim the existence of a group.
(6) As of February 14, 2002, T. Rowe Price Associates, Inc. ("Price Associates") was the beneficial owner of 436,800 shares (8.48%) of the Company's Common Stock. These securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc., a Maryland corporation, which owns 425,500 shares representing 8.26% of the outstanding shares of the Company's Common Stock. Price Associates serves as investment adviser with power to direct investments and/or sole power to vote these securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information as of March 14, 2002 as to the number of shares and the percentage of outstanding shares of common stock held on that date beneficially owned by (i) directors and nominees for director,
(ii) the executive officers of the Company named in the Summary Compensation Table and (iii) all directors and executive officers as a group.

NAME                          STATUS                         NUMBER OF SHARES   PERCENTAGE
----                          ------                         ----------------   ----------
Waldemar Del Valle Armstrong  Director (Class I)                     800(1)             (1)
Oscar A. Blasini              Director (Class I)                     300(1)             (1)
Miguel A. Nazario             Director (Class I) and               3,060(1)             (1)
                              Executive Officer
Hector Del Valle              Director (Class I)                    none              --
Luis Alberto Ferre Rangel     Director (Class I)                  86,324(2)         1.68%(2)
Rosario J. Ferre              Director (Class II)                134,294(3)         2.61%(3)
Federico F. Sanchez           Director (Class II)                    366(1)             (1)
Jorge L. Fuentes              Director (Class II)                  1,000(1)             (1)
Juan A. Albors                Director (Class II)                  2,100(1)             (1)
Angel O. Torres               Director (Class II)                   none              --
Alberto M. Paracchini         Director (Class III)                 1,000(1)             (1)
Emilio Venegas Vilaro         Director (Class III)                50,000(4)         0.97%(4)
Jose J. Suarez                Director (Class III)                 2,000(1)             (1)
Antonio Luis Ferre Rangel     Director (Class III) and            86,324(2)         1.68%(2)
                              Executive Officer
Maria Lorenza Ferre Rangel    Director (Class III)                86,324(2)         1.68%(2)
Jose O. Torres                Executive Officer                     none              --
Eufemio Toucet                Executive Officer                     none              --
All Directors, Nominees and                                      453,892(5)         8.82%(5)
  Executive Officers as a
  Group, 17 persons in total
  including those listed
  above

---------------

(1) Number of shares set forth represents in each case less than 0.10% of the outstanding shares of Common Stock.
(2) Ferre Investment Fund, Inc., ("FIF") a Puerto Rico corporation wholly owned by Antonio Luis Ferre, his spouse and five adult children owns a total of 286,654 shares (5.57%) of the Company's outstanding Common Stock. Of this amount, Antonio Luis Ferre Rangel, Luis Alberto Ferre Rangel and Maria Lorenza Ferre Rangel, adult children of Antonio Luis Ferre and also directors of the Company, each claim economic beneficial ownership of 28,092 shares (0.55%). Antonio Luis Ferre has voting and dispositive power with respect to all of the shares owned by FIF and claims economic beneficial ownership of 146,194 shares (2.84%). FIF also owns 90.17% of the shares of El Dia, Inc., a Puerto Rico corporation. Of the shares owned by El Dia, Inc., Antonio Luis Ferre Rangel, Luis Alberto Ferre Rangel and Maria Lorenza Ferre Rangel each claim beneficial ownership of 58,232 shares (1.13%). Antonio Luis Ferre has voting and dispositive power with respect to the total number of shares owned by El Dia, Inc. and claims economic beneficial ownership of 303,043 shares (5.89%).
(3) Rosario J. Ferre holds 134,294 shares (2.61%) of the Company's Common Stock through her 25% ownership interest in South Management Corporation. Luis A. Ferre and Antonio Luis Ferre have 50% and 25% ownership interests, respectively, in South Management Corporation, which owns a total of 537,174 shares (10.43%) of the Company's Common Stock.

(4) Includes 20,000 shares of the Company's Common Stock owned by Venegas Construction Corp., which is 100% owned by Mr. Venegas Vilaro. Also includes 30,000 shares of the Company's Common Stock owned by Sanson Corp., in which Mr. Venegas has a 20% ownership.
(5) All of the directors and executive officers of the Company as a group, own 453,892 shares (8.82%) of the Company's Common Stock.

                             EXECUTIVE COMPENSATION

     Set forth below is the compensation paid by the Company during each of the last three fiscal years ended December 31, 2001 to its President of the Board of Directors and Chief Executive Officer, and to the Company's four other most highly paid executive officers whose aggregate compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION
                                                        ---------------------     OTHER ANNUAL
NAME AND POSITION                             YEAR       SALARY        BONUS     COMPENSATION(1)
-----------------                             ----      --------      -------    ---------------
Miguel A. Nazario                             2001      $366,072      $45,759       $ 14,911
     President of the Board of Directors and  2000      $401,995(2)   $91,518       $ 11,440
     Chief Executive Officer                  1999      $346,660      $90,199       $  7,313
Hector Del Valle                              2001      $ 71,760      $ 8,970       $450,848(3)
     Vice Chairman of the Board               2000      $284,040      $71,760       $  7,323
                                              1999      $274,480      $71,248       $  5,190
Antonio L. Ferre Rangel                       2001      $187,674      $25,000       $ 14,851
     President and Chief Operations           2000      $160,680      $40,756       $ 12,974
     Officer and Director                     1999      $153,385      $39,975       $ 12,067
Jose O. Torres                                2001      $172,823      $20,648       $  9,312
     Chief Financial Officer and              2000      $167,868      $40,089       $  5,658
     Vice President Finance                   1999      $161,414      $39,323       $  7,209
Eufemio Toucet                                2001      $152,104      $ 9,081       $  8,158
     Executive Vice President                 2000      $146,309      $40,000       $  8,778
     Ready Mix Concrete, Inc. (wholly         1999      $121,301      $31,711       $  6,423
     owned subsidiary)

---------------

(1) The Company furnished automobiles to its executive officers, including the five individuals named above. Other Annual Compensation reflects the cost to the Company of furnishing such automobiles to the listed officers and paying related expenses.
(2) Salary figures for Mr. Nazario in 2000 include compensation in lieu of forgone vacation time in the amount of $40,615.
(3) Mr. Del Valle retired from the Company on March 31, 2001. This figure represents amounts paid to Mr. Del Valle in connection with his retirement as a salaried employee of the Company. It includes compensation in lieu of foregone vacation time, personal days, sick leave and a special retirement incentive given by the Company, in connection with the Early Retirement Incentive Program explained hereunder.

     Named officers received no compensation other than that presented in the Summary Compensation Table included herein.

                               PENSION PLAN TABLE

     The following table illustrates estimated annual benefits payable under the Company's pension plan upon normal retirement to persons with the specified combination of remuneration (base salary) and years of credited service. Amounts are based on straight life annuities and the benefits listed are not subject to any deduction for Social Security or other offset amounts.

    HIGHEST FIVE                             YEARS OF CREDITED SERVICE(1)
    YEAR AVERAGE       ------------------------------------------------------------------------
   COMPENSATION(2)       10        15         20         25         30         35         40
   ---------------     -------   -------   --------   --------   --------   --------   --------
$ 65,000               $ 8,172   $12,258   $ 16,344   $ 20,756   $ 25,167   $ 29,578   $ 33,989
  90,000                11,922    17,883     23,844     30,256     36,667     43,078     49,489
 115,000                15,672    23,508     31,344     39,756     48,167     56,578     64,989
 140,000                19,422    29,133     38,844     49,256     59,667     70,078     80,489
 165,000                23,172    34,758     46,344     58,756     71,167     83,578     95,989
 190,000                26,922    40,383     53,844     68,256     82,667     97,078    111,489
 215,000                30,672    46,008     61,344     77,756     94,167    110,578    126,989
 240,000                34,422    51,633     68,844     87,256    105,667    124,078    142,489
 265,000                38,172    57,258     76,344     96,756    117,167    137,578    157,989
 290,000                41,922    62,883     83,844    106,256    128,667    151,078    173,489
 315,000                45,672    68,508     91,344    115,756    140,167    164,578    188,989
 340,000                49,422    74,133     98,844    125,256    151,667    178,078    204,489
 365,000                53,172    79,758    106,344    134,756    163,167    191,578    219,989
 390,000                56,922    85,383    113,844    144,256    174,667    205,078    235,489

---------------

(1) As of December 31, 2001, Miguel A. Nazario had 7 years of credited service, would have $466,000 average final remuneration covered by the Company's pension plan and would be entitled to a yearly pension benefit of $118,000 at normal retirement age. Jose O. Torres had 24 years of credited service, would have $214,000 average final remuneration and would be entitled to a yearly pension benefit of $103,000 at normal retirement age. Antonio Luis Ferre Rangel had 9 years of credited service, would have $421,000 average final remuneration and would be entitled to a yearly pension benefit of $231,000 at normal retirement age. Eufemio Toucet had 5 years of credited service, would have $169,000 average final remuneration and would be entitled to a yearly pension benefit of $27,000 at normal retirement date.

     All estimated pension benefit information assumes average annual salary increases of 3.0% until normal retirement at age 65.
(2) A participant's pension benefit under the Company's pension plan is based upon such participant's "pensionable earnings". Pensionable earnings are computed by annualizing the average monthly eligible compensation received by the participant from the Company during the 60-month consecutive period in which the participant received his or her highest eligible compensation. Eligible compensation is equal to "Salary" as reported in the "Summary Compensation Table" not including bonuses (reported separately in such table as "Bonus") or overtime payments, if any.

     The Company's pension plan covers all salaried employees of the Company who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Company during the 12-month period beginning with the date of employment or during any subsequent calendar year.

     Effective January 1, 1994, the Company amended its pension plan to modify the benefit formula for determining an active participant's basic benefit. The formula produces a benefit at normal retirement age equal to 1.1% of the participant's average monthly compensation up to "Covered Compensation" and 1.5% of average monthly earnings in excess of "Covered Compensation" multiplied by the first 20 years of "Credited Service," plus 1.2% of average monthly compensation up to "Covered Compensation" and 1.6% of average monthly earnings in excess of "Covered Compensation," multiplied by "Credited Service" in excess of 20 years. "Covered Compensation" is defined in Section 401(1)(5)(E) of the United States Internal Revenue Code of 1986, as amended.

     For unmarried retired participants, the normal retirement benefit is paid in the form of a monthly straight life annuity commencing at retirement. For married retired participants, the normal retirement benefit generally is an actuarially adjusted monthly joint and surviving spouse annuity commencing at retirement and continuing for the participant's life with 50% of such benefit continuing for the life of the participant's surviving spouse, if any. "Average monthly compensation" under the plan is the highest average monthly base salary (including commissions, but excluding bonuses, overtime and other payments that are not predetermined) during any five consecutive years in the ten-year period immediately preceding the participant's actual retirement date.

     The minimum monthly retirement benefit for participants who were participants in the plan on December 31, 1975 is not less than the sum of (a) 1.2% of average monthly compensation for each of the first 10 years of credited service and (b) 1.5% of such compensation for each year of credited service prior to age 65 in excess of 10, with the maximum benefit equal to 72% of average monthly compensation after 40 years of credited service. In computing the minimum retirement benefit, compensation is assumed to have remained unchanged since December 31, 1975.

     Effective August 1, 1986, any participant retiring under the plan shall receive monthly benefits of not less than $5.00 for each year of credited service. In addition to annual retirement benefits, the plan provides benefits for disability, death and other terminations of employment after 10 years of credited service. Early retirement is provided, with unreduced benefits, for participants who are at least 55 years of age and whose age plus years of service equal at least 85, and with reduced benefits for participants who are at least 60 years of age with a minimum of 10 years of service.

     In November 2000, the Pension Committee of the Board of Directors approved an "Early Retirement Incentive Program" ("the Program"). Under the Program, a select group of Plan participants who were over age 60 and had at least 10 years of service were offered the opportunity to retire with enhanced benefits. Specifically, for purposes of benefit computations, they were credited with the additional age and service that they would have had if they continued in the employ of the Company until age 65 and also received a temporary annuity of $750 per month payable until age 65. To take advantage of the Program, the participant had to retire effective March 30 2001, with benefit payments commencing on April 1, 2001. Nineteen participants elected to retire under the Program.

                            SUBSIDIARY PENSION PLAN

     During 1995, the Company acquired Ready Mix Concrete Inc. (the "Subsidiary"), which had its own pension program (the "Subsidiary's Pension Plan"). The Subsidiary's Pension Plan covers all salaried employees of the Subsidiary who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Subsidiary during the 12-month period beginning on the date of employment or during any subsequent plan year. A participant's pension is based upon such participant's plan compensation. Plan compensation is equal to regular salary or wages, plus overtime, commissions and bonuses.

     Effective June 28, 1994, the Subsidiary amended its pension plan to modify the benefit formula for determining an active participant's basic benefit. The new program produces a career-average benefit at normal retirement age equal to 0.75% of annual plan compensation up to the Social Security Taxable Wage Base, and 1.25% of annual plan compensation in excess of the Taxable Wage Base, for each year of service after June 28, 1994.

     For service until June 27, 1994, the Subsidiary's Pension Plan provides a frozen benefit at normal retirement age equal to 20% of "average annual compensation" plus 20% of average annual compensation in excess of $4,800 (the total reduced by 1/15th for each year of service less than 15), and 0.5% of such average annual compensation for each year of service exceeding 15. "Average annual compensation" is the highest average plan compensation during any five consecutive plan years in the ten-year period ending June 27, 1994. For each year of service after June 27, 1994, the Subsidiary's Pension Plan provides an additional benefit of 0.75% of that year's compensation up to the Social Security Taxable Wage Base, plus 1.25% of that year's compensation in excess of the Social Security Taxable Wage Base.

     Effective January 1, 1997, coverage under the Subsidiary's Pension Plan was extended to employees of another subsidiary of the Company, Concreto Mixto, Inc., which merged with the Subsidiary. All service with Concreto Mixto, Inc. is recognized for purposes of determining eligibility and vesting under the Subsidiary's Pension Plan, but benefit accruals begin no earlier than January 1, 1997 under the career-average formula described above.

     For unmarried retired participants, the normal retirement benefit is paid in the form of a monthly life annuity with 120 payments guaranteed commencing at retirement. For married retired participants, the normal retirement benefit generally is an actuarially adjusted monthly joint and surviving spouse annuity commencing at retirement and continuing for the participant's life with 50% of such benefit continuing for the life of the participant's surviving spouse, if any.

     Normal retirement benefits under the Subsidiary's Pension Plan are payable upon attainment of age 65. In addition to annual retirement benefits, the Subsidiary's Pension Plan provides benefits for disability, death and other terminations of employment after five years of credited service. Early retirement is provided, with reduced benefits, for participants who are at least 55 years of age with a minimum of 10 years of service.

     In addition to the Subsidiary's Pension Plan, the Subsidiary offers a Savings Plan for all salaried employees who are not subject to the terms of a union contract and who complete at least 1,000 hours of service with the Subsidiary during the 12-month period beginning with the date of employment or during any subsequent plan year. The Savings Plan was effective July 1, 1994, and coverage was extended to employees of Concreto Mixto, Inc., effective January 1, 1997. Contributions to the Savings Plan are based upon each participant's plan compensation. Plan compensation is equal to regular salary or wages, plus overtime, commissions and bonuses.

     Participants may elect to make basic contributions of from 1% up to 6% of plan compensation on a before-tax basis. Any excess over 6% of plan compensation on a before-tax basis is considered supplemental contribution. The Subsidiary makes annual matching contributions of 50% of participant basic contributions, up to 6% of compensation or $2,000, whichever is lower, per participant. In addition, the Subsidiary may make discretionary profit-sharing contributions at the end of each year. Such profit-sharing contributions are allocated to all eligible employees, whether or not they elect to contribute to the plan.

     Participants become fully vested in the Subsidiary's Saving Plan's matching contributions and profit-sharing contributions after 3 years of service.

     Withdrawals from the Subsidiary's Savings Plan prior to retirement or other termination of employment are not permitted except in the case of financial hardship. Upon retirement, a participant's account balance is distributed either in a lump sum payment or in installments.

                          EXECUTIVE SEPARATION POLICY

     The Company has separate agreements with 20 current members of management and Antonio Luis Ferre. On May 3, 2000, the Company amended and restated agreements originally signed in July 1998 between the Company and Miguel A. Nazario, Antonio Luis Ferre Rangel and Jose O. Torres, respectively. The amended and restated agreements changed certain provisions specifying the conditions pursuant to which benefits may be received and provisions relating to payments by the Company in substitution for benefits that otherwise might have been received under the Company's pension plan. The form of these amended and restated agreements was included as an Exhibit to Amendment No. 1 to the Form 10Q for the quarter ended June 30, 2000.

     At the July 2000 Board meeting, the Company entered into severance compensation agreements with six executives. These contracts were granted for the first time to these executives and have terms similar to those agreements executed in July 1998 with other key executives of the Company. These, among other things, grant an amount equal to two and a half times compensation based on average salary plus bonus during the three years prior to the date of a takeover or change in control of the ownership of the Company. Benefits payable under the contracts are triggered if, as a result of a change in control, these executives are (1) laid off or forced to resign or (2) unable to function in the position held prior to the change in control. A change in control is generally defined as a third-party acquisition of the Company's shares representing 20% or more of the total number of shares that may be cast for the election of directors.

                                DIRECTORS' FEES

     Standard remuneration for directors not employed by the Company is a $2,500 quarterly retainer fee and $1,000 for each Board or committee meeting attended. In addition, the Company pays yearly premiums of approximately $582 on behalf of each outside director in connection with group life and accident insurance coverage. The Company accrued approximately $12,362 during the year as interest for accumulated deferred compensation for one director and compensated two directors an additional $50 per meeting for costs associated with traveling from outside the San Juan, Puerto Rico metropolitan area.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2001, the Compensation Committee consisted of the following non-employee directors of the Company: Jorge L. Fuentes, Alberto M. Paracchini and Federico F. Sanchez.

     As of December 31, 2001, the Company had available from Banco Popular de Puerto Rico (a commercial bank) lines of credit of $10,000,000 for unsecured short-term borrowings and/or discounting customer's trade paper. Within that credit facility, our wholly owned subsidiaries, Florida Lime Corporation and Ready Mix Concrete, Inc., each had available a sub-limit of $600,000 and $3,000,000, respectively, for unsecured short-term borrowings. In addition, in October 1998, the Company signed a loan agreement with Banco Popular de Puerto Rico pursuant to which the Company guarantees a revolving line of credit of $5,500,000 for Ready Mix Concrete, Inc. In 1998, the Company also executed another loan agreement with Banco Popular pursuant to which the Company guarantees a revolving line of credit for $5,000,000 issued to Ponce Capital Corp., a wholly owned subsidiary. In September 1999, this credit facility was increased to $10,500,000 and to $18,000,000 in May 2001. Alberto M. Paracchini and Juan A. Albors are members of the board of directors of Banco Popular de Puerto Rico, and Antonio Luis Ferre is the Vice-Chairman of its board of directors.

     During 2001, the Company and its subsidiaries sold products, in the normal course of business, in the aggregate amount of $1,485,785 to Fuentes Concrete Pile, Inc. and Gabriel Fuentes Jr. Construction Co., both Puerto Rico corporations. Jorge L. Fuentes is Chairman of the Board of Directors and Chief Executive Officer of each of these companies.

     Also during 2001, the Company and its subsidiaries sold products, in the normal course of business, in the aggregate amount of $62,328 to Interlink Group, Inc, of which Federico F. Sanchez is President.

                         COMPENSATION COMMITTEE REPORT

     The purpose of the Compensation Committee Report is to inform shareholders of the compensation policies for executive officers and the rationale for the compensation paid to the Chief Executive Officer ("CEO"). The Compensation Committee consists of three members of the Board of Directors not employed by the Company. The Committee's overall goal is to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values. It approves the design, assesses the effectiveness and administers executive compensation programs in support of compensation policies. The committee presents its decisions to the Board of Directors for approval and, from time to time, seeks and receives information from management.

  Compensation Philosophy

     The compensation program is based on the achievement of business objectives. The Company's primary business objective is to maximize shareholder value over both the near-term and the long-term. To achieve this objective, the compensation program is designed to relate pay to performance. The program also strives to attract, retain and reward executives who contribute to the overall success of the Company. By offering market-comparable pay opportunities, the Company is able to maintain a stable and successful management team.

  Competitive Pay

     The Company obtains salary and compensation surveys produced independently. These provide data which allows the Compensation Committee to compare Company compensation practices to a group of comparable local companies. The companies chosen for comparison are not the same companies that comprise the Peer Group in the Performance Graph included on page 18. The Compensation Committee believes that because of geographical and other factors, the Company's most direct competitors for executive talent are not the same companies that would be included in a peer group established for comparing shareholder returns.

     The key elements of the Company's executive compensation are base salary and annual incentives. In determining compensation, all elements of an executive's total compensation package, including pensions, insurance and other benefits, are considered.

COMPENSATION VEHICLES

  Salary

     The Compensation Committee reviews each executive's base salary. Base salaries for executives are determined by evaluating executives' levels of responsibility, prior experience and breadth of knowledge, as well as external pay practices at comparable companies. Increases to base salaries are driven primarily by corporate and individual performance.

     Base salaries are targeted at the median of the comparative market. Salaries may be adjusted above or below the median based on corporate and individual performances as well as other factors such as years of experience in the position. Corporate and individual performance factors are equally weighted in determining base salaries. Performance measures include the Company's return on stockholder's equity, individual performance in securing specific strategic goals, the Company"s performance against budget, cash flow per share and performance compared with peer group cement companies.

  Annual Cash Bonus

     All employees are eligible for an annual cash bonus. For executives, this bonus is based on the achievement of pre-established annual corporate and individual performance goals. Bonuses are based on a percentage of base salary and are set at the median of the comparative market according to the individual's position.

     Corporate and individual performance factors are equally weighted in determining bonuses. Local laws provide for a minimum bonus to be paid to all employees; the amount is increased when predetermined thresholds for corporate performance are met. The Board of Directors approves the total appropriation for the bonus each year, based on the achievement of these goals. In 2001, several of the goals established for this year were not met, therefore, the bonus paid to executive officers, as well as to all other employees, was reduced by 50%. The Board believes that results for the year were impacted primarily by external factors such as the slowdown of the economy and a reduction in cement and ready mix concrete sales on the Island. Therefore, the Company paid the bonus considering the results obtained during the year.

                            CHIEF EXECUTIVE OFFICER

     With respect to the base salary granted in 2001 to Miguel A. Nazario, Chief Executive Officer and Chairman of the Board of Directors of the Company, the Compensation Committee considered a comparison of base salaries of chief executive officers of local peer companies, the Company's success in meeting its goals with respect to the Company's operations and the completion of certain strategic goals.

     In its assessment of Mr. Nazario's individual performance during 2001, the Compensation Committee emphasized the results of operations, the performance against budget and the return on stockholder's equity. The results for this year were affected by restructuring charges associated with the early retirement of certain employees and the consolidation of the operations of Ready Mix Concrete, Inc., a wholly owned subsidiary. In addition, economic conditions affecting the local construction industry also influenced cement and ready mix concrete sales, resulting in lower margins for this year. Mr. Nazario was granted a base salary of $366,072 for 2001, an increase of 1.30% over his base salary for 2000, a percentage lower than the previous year. His annual bonus payment was also based on the results for the year; therefore Mr. Nazario received a reduction of 50% on his annual bonus payment, when compared to the amount received the previous year. Based on these factors, Mr. Nazario's annual bonus payment was $45,759 in 2001.

The Compensation Committee:

Jorge L. Fuentes, President
Alberto M. Paracchini
Federico F. Sanchez

             COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
         PUERTO RICAN CEMENT COMPANY, INC.'S COMMON STOCK PERFORMANCE,
                 THE S&P 500 INDUSTRIAL INDEX AND PEER GROUPS.

     The graph presented below compares the cumulative total shareholder return on the Company's Common Stock for the five years ended December 31, 2001, with the cumulative total shareholder return for such period reflected in the Standard and Poor's ("S&P") 500 Stock Index and in peer group indexes. It includes comparisons with a peer group index of two competing cement, ready mix concrete and aggregates companies. The peer group is comprised of Florida Rock Industries and Lafarge North America, Inc. (formerly Lafarge Corp.). Texas Industries, Inc. was included on last year's peer group comparison. After a thorough analysis of this company, we concluded that, even thought it is in the cement, concrete and aggregates industries, its primary industrial classification is Iron and Steel and therefore it should be eliminated from our peer group. The Company believes that the businesses conducted by the companies included in this peer group are similar to the Company's business mix, providing a meaningful comparison of stock performance.

     The Company obtained the graph (and the information related to it) from Standard & Poor's Compustat Services. The comparative returns shown in the graph assume (i) a $100 investment in the Company's Common Stock, the common stock of the companies included in the S&P 500 stock index or the common stock of the companies in each of the peer groups at the market close on December 31, 1996 and (ii) the reinvestment of all dividends on a monthly basis over a five-year period using 1996 as the base year.

     Each of the companies included in the peer group has the same or similar business products as the Company and is publicly listed on a national stock exchange in the United States. Results were weighted according to market capitalization. The stock price performance on the graph below is not necessarily indicative of future price performance.

                            TOTAL SHAREHOLDER RETURN

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------------
                             DEC 96     DEC 97     DEC 98     DEC 99     DEC 00     DEC 01
-------------------------------------------------------------------------------------------
 Puerto Rican Cement Co.,
  Inc.                      $100.00    $164.37    $116.43    $115.76    $102.93    $ 67.93
 S&P 500 Index              $100.00    $133.36    $171.48    $207.56    $188.66    $166.24
 Peer Group                 $100.00    $147.66    $204.94    $158.03    $149.80    $233.12

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     The following briefly summarizes certain transactions with the Company and certain transactions relating to the officers, directors, or 5% beneficial owners of the Company. Please see also "Compensation Committee Interlocks and Insider Participation" on page 15 of this proxy statement.

     Jose J. Suarez, a Director of the Company at December 31, 2001, received the aggregate amount of $129,861 in consulting fees, including automobile expenses, for work performed for the Company during 2001 under a consulting contract. Mr. Suarez performed as a consultant in the management of the daily operations of the Company and the amounts paid were in addition to directors' fees received as a retainer and for his attendance at Board meetings. The terms of such contract and consulting fees paid pursuant thereto are comparable to the terms of and fees paid pursuant to contracts for similar services entered into by the Company with outside parties. Mr. Suarez occupied the position of Executive Vice President in charge of Operations of the Company until December 1995.

     Antonio Luis Ferre, Director and Chairman of the Board of the Company until May 2001, received the aggregate amount of $216,725 in consulting fees, including automobile expenses, for work performed for the Company during 2001 under a consulting contract. Mr. Ferre performed as a consultant in the management of the daily operations of the Company and the amounts paid were in addition to directors' fees received as a retainer and for his attendance at Board meetings up to May 2001. The terms of such contract and consulting fees paid pursuant thereto are comparable to the terms of and fees paid pursuant to contracts for similar services entered into by the Company with outside parties. Mr. Ferre was the Chairman of the Board of the Company from January 1995 through May 2001.

     During 2001, the Company and its subsidiaries sold cement and ready mix concrete in the aggregate of $486,943 to Venegas Construction Corporation in the ordinary course of business, of which director Emilio Venegas Vilaro is the President. The Company and its subsidiaries also paid an aggregate of $488,780 during 2001 to Venegas Construction Corporation for engineering and construction services performed primarily at the Company's aggregate plant in Carolina, Puerto Rico. The contract for the engineering and constructions work was awarded based on competitive bids and amounts charged are competitive with amounts that would have been charged for similar work by third parties.

     The law firm Parra, Del Valle & Limeres, in which director Waldemar Del Valle Armstrong is a partner, received the aggregate amount of $69,295 for legal services and $3,949 for expenses incurred on behalf of the Company during 2001. Mr. Del Valle Armstrong has been a director of the Company since 1997.

     The law firm Totti & Rodriguez Diaz, legal counsel to the Company and in which the Secretary of the Board of Directors of the Company, Etienne Totti Del Valle is a partner, received the aggregate amount of $350,181 in fees for legal services rendered during 2001 to the Company and its subsidiaries. The Company also paid $12,000 in 2001 to Mr. Del Valle for his attendance to board meetings.

                         BOARD OF DIRECTORS COMMITTEES

     The Board of Directors of the Company has, among others, the following committees, which consisted of the following members during 2001: an Audit Committee consisting of outside directors Messrs. Waldemar del Valle Armstrong, Angel O. Torres and Juan A. Albors; a Compensation Committee consisting of outside directors Alberto M. Paracchini, Federico F. Sanchez and Jorge L. Fuentes; and a Nominating Committee consisting of directors Jorge L. Fuentes, Luis Alberto Ferre Rangel and Alberto M. Paracchini.

     The functions of the Audit Committee and its activities during 2000 are described below under the heading Report of the Audit Committee. During the year, the Board of Directors examined the composition of the Audit Committee in light of the adoption by the New York Stock Exchange (the "Exchange") of new rules governing audit committees. Based upon this examination, the board confirmed that all members of the Audit Committee are "independent" within the meaning of the Exchange's new rules and within the meaning of the Company's Audit Committee Charter, which was incorporated as Appendix A to last year's proxy statement.

     The Compensation Committee evaluates and makes recommendations to the Board of Directors regarding the remuneration of directors, officers and salaried employees. The policies and mission of the Compensation Committee are set forth in the "Compensation Committee Report", which can be found beginning on page 15.

     The Nominating Committee evaluates and makes recommendations to the Board of Directors regarding nominees for directors. These nominations are submitted to the Board, which votes on the candidates for acceptance as nominees.

     The Board of Directors met 12 times, the Nominating Committee did not meet, the Audit Committee met 5 times and the Compensation Committee met 3 times during 2001. All directors attended at least 75% of the meetings of the Board and each committee thereof of which he/she was a member during this year.

                         REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates the report by reference therein.

     The Audit Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's outside directors. The committee also is responsible for matters concerning the relationship between the Company and its outside auditors. The committee has the ultimate authority to select, oversee, evaluate and, where appropriate, to replace the outside auditor. The committee also evaluates the Company's internal accounting controls and operating procedures, including the review and approval of internal audit programs.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed under Statements on Auditing Standards No. 61 ("SAS 61"). In addition, the Audit Committee has received from PricewaterhouseCoopers LLP the written disclosures and the letter required to be delivered by PricewaterhouseCoopers LLP under Independent Standards Board Standard No. 1 ("ISB Standard No. 1") addressing all relationships between the auditors and the Company that might bear on the auditor's independence. The Audit Committee has considered whether the provision of the services discussed under "Audit Fees", "Financial Information Systems Design and Implementation Fees" and "All Other Fees" below are compatible with maintaining PricewaterhouseCoopers LLP independence and has satisfied itself that the provision of these services is so compatible. The Audit Committee has reviewed the materials received from PricewaterhouseCoopers LLP, has met with representatives from PricewaterhouseCoopers LLP to discuss the independence of the auditing firm and has satisfied itself as to the auditor's independence.

     Based on the Audit Committee's review of the financial statements, its discussion with PricewaterhouseCoopers LLP regarding SAS 61 and the written materials provided by PricewaterhouseCoopers LLP under ISB Standard No. 1 and the related discussion with PricewaterhouseCoopers LLP of their independence, the Audit Committee has recommended to the Board of Directors that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     On June 28, 2000 the Board of Directors adopted a written charter for the Audit Committee. A copy of the Company's Audit Committee Charter is attached as Appendix A to last year's proxy statement.

THE AUDIT COMMITTEE:

Juan A. Albors, President
Waldemar Del Valle Armstrong
Angel O. Torres

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors again selected certified public accountants, PricewaterhouseCoopers LLP, to audit the accounts of the Company for the year 2002 during its February meeting. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting of stockholders and available to answer stockholders' questions and, if he so desires, to make a statement. The audit services performed for the Company by PricewaterhouseCoopers LLP include the examination of the annual financial statements and financial information contained in the Company's report on Form 10-K filed with the Securities and Exchange Commission and the reviews of the financial statements included in the Forms 10Q, in addition to consultation from time to time with officers of the Company in connection with various accounting methods and procedures.

AUDIT FEES

     The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP relating to the audit of the Company's annual financial statements for the year and the reviews of the financial statements included in the forms 10-Q for the year totaled $292,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees billed during 2001 by PricewaterhouseCoopers LLP relating to information technology systems design and implementation, completed in June 2001 totaled $716,000.

ALL OTHER FEES

     Fees billed for all other services during 2001, primarily fees for tax services, totaled approximately $88,000.

                   DATE OF RECEIPT OF STOCKHOLDERS' PROPOSALS

     Stockholders who intend to present proposals at the 2003 annual meeting of stockholders must submit their proposals to the Company on or before November 28, 2002.

OTHER MATTERS

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the two fiscal years ended December 31, 2001, all
Section 16 (a) filing requirements of the Securities and Exchange Act of 1934, as amended, applicable to the Company were complied with.

     As of the date of this proxy statement, the Board of Directors does not intend to bring any other business before the meeting, nor is it aware of anyone else intending to do so. However, should any other business properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote as proxies on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Etienne Totti Del Valle
                                          Secretary

                                          PUERTO RICAN CEMENT COMPANY, INC.

PROXY
                       PUERTO RICAN CEMENT COMPANY, INC.

             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 1, 2002

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

The undersigned stockholder of PUERTO RICAN CEMENT COMPANY, INC. (the "Company") hereby appoints FERNANDO L. VARGAS, ROBERTO ROMANELLI, and JOSE A. COSTA, and each of them, proxies of the undersigned, each with power of substitution, to vote as designated below all shares of common stock of the Company held of record by the undersigned on March 14, 2002 at the Annual Meeting of Stockholders to be held at the offices of the Company, Amelia Industrial Park, Guaynabo, Puerto Rico, on May 1, 2002 at 10:00 o'clock A.M., Atlantic Standard Time, and at any adjournment thereof, with all powers the undersigned would possess if personally present.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

                           - FOLD AND DETACH HERE. -
                                                               your votes as [X]
                                                               indicated in
                                                               this example

                                                                      FOR                           WITHHOLD
                                                                  all nominees            all votes for the election
                                                        listed below (except as marked          of all nominees
                                                            to the contrary below).              listed below.
1.       ELECTION OF CLASS III DIRECTORS                              [ ]                             [ ]

Nominees: 01 Alberto M. Paracchini, 02 Jose J. Suarez, 03 Antonio Luis Ferre Rangel, 04 Emillo Venegas Vilaro and 05 Maria Lorenza Ferre Rangel

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)



--------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon other business as may lawfully come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION TO VOTE IS MADE DIRECTLY BY A BENEFICIAL HOLDER, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

PLEASE SIGN AND DATE WHERE INDICATED BELOW AND RETURN PROMPTLY IN ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

The undersigned hereby acknowledges receipt of the Annual Report for 2001, the Notice of Annual Meeting of Stockholders and the Proxy Statement relating to said Annual Meeting, and hereby revokes any proxy or proxies heretofore given in respect of the same shares of stock.

                                                                       ________
                                                                               |
                                                                               |
                                                                               |



Signature                                              Date
          --------------------------------------------      --------------------
Signature should agree with name on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                            --FOLD AND DETACH HERE--